UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 25, 2010

Live Nation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 25, 2010, Live Nation, Inc. (the “Company” or “Live Nation”) and Ticketmaster Entertainment, Inc. (“Ticketmaster Entertainment”) issued a joint press release announcing, among other things, that Live Nation and Ticketmaster Entertainment had reached agreement with the United States Department of Justice and 17 States Attorneys General on the terms of a proposed final judgment and stipulated hold separate order filed on January 25, 2010 in the U.S. District Court for the District of Columbia relating to the pending merger of Ticketmaster Entertainment with and into a subsidiary of Live Nation (the “Merger”). The joint press release also announced that Live Nation and Ticketmaster Entertainment had entered into a Consent Agreement relating to the Merger with the Commissioner of Competition that was filed with the Canadian Competition Tribunal on the same date. A copy of that press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Joint press release issued by Live Nation, Inc. and Ticketmaster Entertainment, Inc. on January 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

By:	/s/ Kathy Willard
Kathy Willard Chief Financial Officer

January 25, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Joint press release issued by Live Nation, Inc. and Ticketmaster Entertainment, Inc. on January 25, 2010.